SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         BERKSHIRE ENERGY RESOURCES
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
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   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
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         (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

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                         Berkshire Energy Resources
                              115 Cheshire Road
                          Pittsfield, MA 01201-1879

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held November 4, 1999

                                       Pittsfield, Massachusetts
                                                 October 1, 1999

      Notice is hereby given that the Annual Meeting of Shareholders of Berkshire Energy Resources, a Massachusetts business trust, will be held at the Crowne Plaza, Pittsfield,Massachusetts on Thursday, November 4, 1999 at 10:00 A.M. local time, for the following purposes, as more fully set forth in the Proxy Statement which accompanies this Notice:

      Proposal No. 1.    To elect two (2) trustees.

      Proposal No. 2.    To consider and act upon a proposal to ratify the
                         selection by the Board of Trustees of Deloitte &
                         Touche LLP as auditors for the Company for the fiscal year ending June 30, 2000.

      To transact such other business as may properly come before the meeting.

      The stock transfer books will not be closed, but only Common shareholders of record at the close of business on September 24, 1999 (the "Record Date") will be entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Trustees,

                                       CHERYL M. CLARK
                                       Secretary

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. A SHAREHOLDER WHO EXECUTES AND RETURNS A PROXY IN THE ACCOMPANYING FORM HAS THE POWER TO REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE EXERCISE THEREOF.


                         Berkshire Energy Resources
                              115 Cheshire Road
                          Pittsfield, MA 01201-1879

                                                 October 1, 1999

                               PROXY STATEMENT

      This Proxy Statement sets forth certain information with respect to the accompanying proxy proposed to be used at the Annual Meeting of Shareholders of Berkshire Energy Resources (hereinafter called the "Company") to be held at the Crowne Plaza, Pittsfield, Massachusetts on November 4, 1999 at 10:00 A.M. local time, or any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. THE BOARD OF TRUSTEES OF THE COMPANY SOLICITS THIS PROXY AND URGES YOU TO INDICATE YOUR CHOICE ON THE PROXY, TO SIGN AND DATE THE PROXY AND RETURN IT IMMEDIATELY. Your prompt cooperation is requested in order to ensure a quorum (a majority of issued and outstanding Common Shares) and to avoid additional expense and delay. Solicitation of proxies will be primarily by mail and the cost of solicitation will be borne by the Company. Proxies may also be solicited personally or by telephone by regular employees of the Company at nominal cost.

      The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to shareholders is October 1, 1999.

      The Company mails herewith to all shareholders entitled to vote a copy of its Annual Report for the year ended June 30, 1999, which contains detailed financial information concerning the Company. Upon the written request of any shareholder, the Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K, as discussed further on page 14.

                            REVOCABILITY OF PROXY

      The proxy is revocable on written instructions, signed in the same manner as the proxy, received by the Secretary of the Company, at any time at or before the balloting on the matter with respect to which such proxy is to be used. If you attend the meeting you may, if you wish, revoke your proxy and vote in person.

                          PROPOSALS OF SHAREHOLDERS

      If a shareholder intends to present a proposal at the Company's 2000 Annual Meeting of Shareholders and wants that proposal to be included in the Company's Proxy Statement and form of proxy for that meeting, the proposal must be received by the Secretary, Berkshire Energy Resources, 115 Cheshire Road, Pittsfield, Massachusetts 01201-1879 not later than June 5, 2000. As to any proposal that a shareholder intends to present to shareholders without including it in the Company's proxy statement for the Company's 2000 Annual Meeting of Shareholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than August 18, 2000. Even if proper notice is received on or prior to August 18, 2000, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal as set forth in Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

                              VOTING SECURITIES

      Holders of record of outstanding Common Shares of the Company at the close of business on September 24, 1999 (the "Record Date") are the only persons entitled to notice of and to vote at the meeting. As of the Record Date, there were ________ shares outstanding and entitled to vote. Each outstanding share entitles the holder thereof to one vote.

      Abstentions and broker non-votes are each included in calculating the number of shares present and voting for purposes of determining quorum requirements. However, each is tabulated separately. Abstentions are counted in tabulating the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                            ELECTION OF TRUSTEES
                              (PROPOSAL NO. 1)

      The Declaration of Trust of the Company provides that the Board of Trustees shall consist of not less than five nor more than nine members and that the number of trustees to be elected each year shall be fixed by the Board of Trustees prior to the Annual Meeting. The Board of Trustees has set the number of trustees for the ensuing year at seven. The Declaration of Trust of the Company provides that the Board of Trustees be divided into three classes, with staggered three-year terms, so that the term of office of one class expires each year.

      Currently, the Board of Trustees is divided into three separate classes, consisting of three Class A trustees, two Class B trustees and two Class C trustees, whose terms expire as set forth in the table below. Trustees now serving in each class have been elected in prior years by the shareholders to serve for a period of three years and until election and qualification of their respective successors in office. At each Annual Meeting of Shareholders, the shareholders of the Company have the right to elect an appropriate number of persons to serve as trustees of the class whose three-year terms then expire. Any trusteeship which may become vacant by reason of death, resignation or otherwise than by expiration of term, may be filled solely by the Board of Trustees, as provided in the Declaration of Trust.

      The terms for the Class C trustees are scheduled to expire at the 1999 Annual Meeting and the Board has set at two the number of Class C trustees to be elected at this meeting. The Board has nominated for election the incumbent Class C trustees, James R. Keys and Robert B. Trask. It is the intention of the persons named as proxies, in the absence of contrary specification, to vote FOR the election of each of such persons to serve as trustee for a term of three years and until the election and qualification of his successor. In the event of a vacancy in the list of such nominees prior to the 1999 Annual Meeting (which the Board of Trustees does not anticipate), the persons named as the proxies will vote for a person acceptable to the Board, unless the Board should reduce the number of trustees to be elected in order to eliminate the vacancy.

      The following information is furnished with respect to each nominee for election as a trustee, each trustee whose term of office will continue after the meeting, the Chief Executive Officer of the Company, each of the executive officers identified in the summary compensation table on page 7 below, and all trustees and officers of the Company as a group. No person or group of persons owns of record or is known by the Company to own more than 5% of the Company's outstanding Common Shares. Each of the individuals in the following table has furnished the information appearing in the first column opposite his name.


                                                                                 Common Shares      Percentage of
                                          Principal Occupation for               Beneficially       Common Shares
                                            Preceding Five Years                 Owned as of        Outstanding as
           Name                               and Directorships                 June 30, 1999*    of June 30, 1999+
-------------------------------------------------------------------------------------------------------------------

Nominees for election as Class C trustees whose terms expire at the 2002
Annual Meeting:

James R. Keys                    President, JR. Keys & Assoc., a                    1,410                .06
Age: 58                          marketing & government relations
Director since: 1996             consulting firm. Formerly Executive
Board Committees:                Director of State Government
Compensation                     Relations, Tenneco, Inc.

Robert B. Trask                  President, The Fitzpatrick Companies,             10,739(1)             .43
Age: 53                          Inc., formerly Country Curtains, Inc., a
Director since: 1994             mail order/retail firm dealing in household
Board Committees: Audit          window treatments and accessories.
and Compensation

Class A trustees whose terms expire at the 2000 Annual Meeting:

Paul L. Gioia                    Of Counsel, LeBoeuf, Lamb, Greene                  4,203(2)             .17%
Age: 57                          & MacRae, a law firm; Director,
Director since: 1991             New York State Electric & Gas
Board Committees: Audit          Corporation; Director, Energy East Corp.
and Compensation

Franklin M. Hundley              Chairman of the Board of Trustees                  2,899                .12
Age: 64                          of the Company. Of Counsel, Rich,
Director since: 1987             May, Bilodeau & Flaherty, P.C.,
Board Committees:                a law firm. Trustee, NStar, a utility
Executive and Finance            holding company.

Scott S. Robinson                President and Chief Executive Officer              8,234(3)             .33
Age: 59                          of the Company.
Director since: 1983
Board Committees:
Executive and Finance

Class B trustees whose terms expire at the 2001 Annual Meeting:

George R. Baldwin                President, Baldwin & Co., an investment            2,371                 09%
Age: 56                          firm. Area Chairman, Arthur J. Gallagher
Director since: 1982             & Co., a national insurance brokerage
Board Committees: Audit          firm. Director, Century Bank & Trust.
and Finance

John W. Bond                     President, Kimbell Financial, Inc., a              4,074(4)             .16
Age: 69                          financial services company.
Director since: 1965
Board Committees:
Executive, Audit,
and Finance

Other individuals identified in the summary compensation table on Page 7:

Michael J. Marrone               Vice President, Treasurer and                      1,867                .07%
                                 Chief Financial Officer of the
                                 Company

Robert M. Allessio               Vice President of the Company                        649                .02

All trustees and officers of                                                       36,446(5)            1.45
the Company, 9 persons
as a group

--------------------
<F*>  As used in this Proxy Statement, "beneficial ownership" means direct or indirect, sole or shared power to vote, or to direct the voting of, and/or investment power to dispose of, or to direct the disposition of, shares of the Common Shares of the Company. Except as indicated in the footnotes below, the listed beneficial owners held direct and sole voting and investment power with respect to the stated shares.
<F+>  As of June 30, 1999, there were 2,513,901 shares of the Company's
      Common Shares outstanding.
<F1>  7,839 of Mr. Trask's shares are held jointly with his spouse, with shared voting and investment power over such shares. 2,900 of Mr. Trask's shares are owned by a private, non-profit foundation of which Mr. Trask is a trustee.
<F2>  All of Mr. Gioia's shares are held jointly with his spouse, with shared voting and investment power over such shares.
<F3>  Comprised of 7,492 shares held in trust, for which Mr. Robinson and his spouse are joint trustees, with shared voting and investment power, and 742 shares owned directly by Mr. Robinson.
<F4>  Includes 273 shares held by his spouse, who has sole voting and investment power over such shares.
<F5>  Aggregate record or imputed beneficial ownership, with sole or shared voting and investment power.

      The Board of Trustees of the Company has a standing Audit Committee, of which Messrs. Baldwin, Bond, Gioia and Trask are members, which recommends the selection of independent auditors, reviews the plan and results of the independent audit, consults with the auditors on any matter which the Audit Committee may deem relevant to the audit or which the auditors may desire to bring to the attention of the Audit Committee, and approves each professional service provided by the independent auditors. The Audit Committee held two meetings during the past year.

      The Board of Trustees also has a standing Compensation Committee, of which Messrs. Gioia, Keys and Trask are members. The Compensation Committee periodically reviews the compensation, pensions and benefits of the trustees and executives of the Company, as well as industry trends in this area, reports its findings to the Board of Trustees and makes recommendations as to appropriate compensation for the trustees and executives of the Company. The Compensation Committee held five meetings during the past year.

      The Board of Trustees does not have a standing nominating committee.

      During the 1999 fiscal year, there were six meetings of the Board of Trustees. No member of the Board of Trustees attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which he served in fiscal year 1999, except Mr. Baldwin, who attended 73%.

      During the year ended June 30, 1999, fees of $590,293 were incurred for legal services rendered by the law firm of Rich, May, Bilodeau & Flaherty, P.C., which the Company has retained as counsel in the past and intends to retain in the current fiscal year. Mr. Hundley is Of Counsel to such firm.

                           EXECUTIVE COMPENSATION

      Compensation of Executive Officers. The following table contains the compensation paid or accrued by the Company during the years ended June 30, 1999, 1998 and 1997 to the Company's Chief Executive Officer and to each executive officer whose total annual salary and bonus exceeded $100,000. Subsequent to the establishment of a holding company corporate structure as of December 31, 1998 where The Berkshire Gas Company became a wholly-owned subsidiary of the Company, certain of the costs of compensation for Executive Officers are allocated to other subsidiaries of the Company pursuant to a Management Services Agreement that was approved by the Massachusetts Department of Telecommunications and Energy. Although only principal positions are listed, the compensation figures include all compensation received in any capacity, including directorships or trusteeships, for services rendered to the Company or any of its subsidiaries during the fiscal years indicated.

                         SUMMARY COMPENSATION TABLE
                           Annual Compensation(1)


          Name and                                              Other Annual
      Principal Position         Year     Salary      Bonus     Compensation
----------------------------     ----     -------    -------    ------------
Scott S. Robinson,               1999    $193,150    $25,001     $18,700(2)
  President and Chief            1998     178,500     34,362      17,350
  Executive Officer              1997     173,900          0      13,850

Michael J. Marrone               1999     119,800     13,104           0
  Vice President, Treasurer      1998     114,800     18,942           0
  and Chief Financial Officer    1997     110,989          0           0

Robert M. Allessio(3)            1999     110,500     12,915           0
  Vice President                 1998      98,000     16,170           0

--------------------
<F1>  Neither the Company nor The Berkshire Gas Company ("Berkshire Gas")
      paid any long-term compensation to its Chief Executive Officer or to its executive officers during the fiscal years ended June 30, 1999, 1998 and 1997.
<F2>  The Other Annual Compensation listed for Mr. Robinson represents trustee fees.
<F3>  Prior to fiscal year 1998, Mr. Allessio's total annual salary and bonus from the Company or Berkshire Gas was less than $100,000.

      Compensation Pursuant to Plans. The Company's gas utility subsidiary, Berkshire Gas, maintains two defined benefit pension plans, one for union employees and one for non-union employees, including executive officers. The following table shows the annual benefits payable under the pension plan for non-union employees (the "Pension Plan") upon retirement at age 65 to eligible employees in various base salary groups and with various periods of service. The annual retirement benefits formula is based on the number of years of service and the employee's average base salary for the five years yielding the highest such average.

                             PENSION PLAN TABLE


                                  Years of Credited Service
                            --------------------------------------
                                                       25 Years
            Remuneration    15 Years    20 Years    and Thereafter
            ------------    --------    --------    --------------
              $ 65,000       $15,901     $21,202       $26,502
                80,000        20,109      26,812        33,515
                95,000        24,316      32,422        40,527
               110,000        28,524      38,032        47,540
               125,000        32,731      43,642        54,552
               140,000        36,939      49,252        61,565
               155,000        41,146      54,862        68,577
               170,000        45,354      60,472        75,590
               185,000        49,561      66,082        82,602
               200,000        53,769      71,692        89,615

      Messrs. Robinson, Marrone and Allessio, the individuals named in the preceding Summary Compensation Table, have 29, 16 and 14 years, respectively, of credited service under the Pension Plan. The compensation covered by the Pension Plan is that shown in the Summary Compensation
Table, excepting any bonus amounts.

      Berkshire Gas also maintains a supplemental pension plan (the
"Supplemental Plan") for Messrs. Robinson, Marrone, and Allessio. Under the
Supplemental Plan, upon retirement at age 62, covered executives are assured that they will receive annually 75% of their final year's base salary in the form of retirement income. The 75% of final base salary benefit will be comprised of amounts received pursuant to the Pension Plan, Social Security, vested benefits from any previous employers, and payments under the Supplemental Plan as may be necessary to bring the covered officer's benefit to 75% of such officer's final year's base salary. The
Supplemental Plan allows for earlier retirement at age 60, with a corresponding reduction in benefits. The Supplemental Plan also will pay disability benefits to covered officers in addition to those benefits paid by Berkshire Gas' Long Term Disability Insurance Plan. In addition, the
Supplemental Plan will provide a survivorship benefit to the selected beneficiary of the covered officer in the event of such officer's death.
Moneys received under Supplemental Plans are in addition to amounts shown in the Summary Compensation Table and the Pension Plan Table. As of June
30, 1999, it is not possible to compute the estimated annual benefits payable under Messrs. Robinson's, Marrone's or Allessio's Supplemental Plan upon their retirement at the normal retirement age.

      Berkshire Gas also maintains a Non-Qualified Retirement Savings Plan
(the "Savings Plan") for Messrs. Robinson, Marrone, and Allessio. Under the
Savings Plan, the Executive is permitted to defer a portion per year of salary up to an equivalent of 15-1/2% of gross wages, less the maximum contribution allowable under the Company's Qualified 401(k) Plan. The
Executive may select the assets in which the funds are to be invested. The
Savings Plan allows for the benefits to be paid at retirement and if the Executive is at least 62 years of age. In addition, the Savings Plan provides a survivorship benefit to the selected beneficiary of the Executive, equal to the balance in the account, in the event of the Executive's death. The amounts deferred by Messrs. Robinson, Marrone and Allessio are included in the salary column in the Summary Compensation
Table above.

      Employment Contracts, Termination of Employment and Change-in-Control
Arrangements. Berkshire Gas has entered into an employment agreement with its President and Chief Executive Officer, Scott S. Robinson. Under the terms of this employment agreement, Mr. Robinson is compensated for his duties as an officer and trustee with a salary in an amount determined from time to time by the Board of Directors. The term of Mr. Robinson's employment contract is through the calendar year 2001. In the event of a change of control affecting either Berkshire Gas or the Company he shall receive a severance benefit equal to three times his total annual cash compensation.

      Berkshire Gas maintains severance agreements with certain of its executive officers and key personnel (each, a "Severance Agreement").
Pursuant to the Severance Agreements, Berkshire Gas has agreed to pay such covered executive officers and key personnel certain benefits in the event of a change in control of the Company or Berkshire Gas leading to the termination of the covered employee's employment with Berkshire Gas. For the purposes of the Severance Agreements, a "change in control" of the Company is defined as: (i) the acquisition by any person, group, corporation or other entity of 25% or more of the outstanding Common Shares of the Company or Berkshire Gas, whether or not pursuant to a tender or exchange offer; (ii) the approval by the shareholders of the Company of (a) any consolidation or merger of the Company or Berkshire Gas in which the Company or Berkshire Gas will not be the continuing or surviving corporation or pursuant to which shares of the Company's or Berkshire Gas'
Common Shares would be converted into cash, securities or other property,
(b) any acquisition, combination or merger of the Company or Berkshire Gas by or with another corporation in which less than a majority of the outstanding voting shares of the surviving corporation will be owned by the owners of the Common Shares of the Company or Berkshire Gas outstanding immediately prior to such acquisition, combination or merger; (iii) a complete liquidation or dissolution of the Company or Berkshire Gas; or
(iv) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company or Berkshire Gas. Under the Severance
Agreements, during the 24 months following a change in control of the Company or Berkshire Gas, should a covered employee be discharged without cause or resign in the face of any diminution of salary, substantial change in responsibilities, geographical relocation or the like, the covered employee is entitled to receive a severance benefit in the amount of his or her salary for a period of up to 30 months, subject to partial set-off from any compensation received from any new employment obtained by the covered employee during the period during which any severance benefits are received. At present, three executive officers or key employees of Berkshire Gas, including two of the above named executive officers (Mr.
Marrone and Mr. Allessio) are covered by Severance Agreements.

      Compensation of Trustees. The annual retainer for a trustee is $10,000. In addition, trustees are paid $600 for attendance at each regular meeting of the Board of Trustees and $600 for attendance at committee meetings. Further, the chairmen of the Finance, Audit, and Compensation
Committees each receive an annual fee of $2,000 for such services. Mr.
Hundley receives $36,000 annually as Chairman of the Board of Trustees.

      During the fiscal year ended June 30, 1999, the Company adopted the Trustee Share Plan that provides a form of long term incentive compensation to the Company's Trustees in the form of phantom equity units. The objectives of the Trustee Share Plan are to attract and retain Trustees of the Company by allowing Trustees to share in the growth of the Company through the appreciation in the value of the Company's Common Shares and to enhance the linkage between Trustee and shareholder interests. Under the Trustee Share Plan 100 phantom units equivalent to the Company's Common
Shares are awarded annually to Trustees. An individual that ceases to serve as a Trustee shall be entitled to a cash payment from the Company determined by multiplying the aggregate number of phantom units granted to such individual by the then current price of the Company's Common Shares.

      The Company maintains a Non-Qualified Retirement Savings Plan (the
"Plan") for the Board of Trustees. Under the Plan, the Trustees are permitted to defer up to 100% of their fees. The Trustee may select the assets in which the funds are to be invested. In addition, the Plan provides a survivorship benefit, equal to the balance in the account, to the selected beneficiary of the Trustee in the event of the Trustee's death.

      The Company also maintains a Retirement Plan for Trustees, pursuant to which trustees of the Company are entitled to certain limited benefits upon their retirement as trustees of the Company. Eligibility for participation in the Retirement Plan is limited to trustees having served as such for a period of at least five years (including time served as a director of The Berkshire Gas Company). Under the plan, trustees are entitled to receive an annual retirement benefit equal to one-half of the annual retainer fee for trustees plus an additional amount based on 10% of the annual retainer fee for every year in excess of five, but not exceeding ten, years of service as trustee. Benefits under the Retirement Plan are payable for a ten-year period, and may, in certain circumstances, be paid to a participant's beneficiary.

      Compensation Committee Interlocks and Insider Participation. Trustees
Gioia, Keys and Trask   served on the Company's Compensation Committee
during the Company's last fiscal year. Mr. Gioia served as chairman of the
Committee. The law firm of which Mr. Hundley is Of Counsel received fees of
$590,293 from the Company during the Company's most recent fiscal year; the
Company intends to retain such firm in the current fiscal year.

      Report of the Compensation Committee. The Company's Compensation
Committee has submitted the following report concerning executive compensation.

      The compensation of executive officers of the Company, including that of the executive officers named in the Summary Compensation Table, is formally reviewed and established annually by the Compensation Committee of the Board of Trustees, subject to approval by the Board.

      During the fiscal year ended June 30, 1999, the compensation of the executive officers of the Company or its operating subsidiaries, including that of the President and Chief Executive Officer, the Vice President,
Treasurer and Chief Financial Officer and Vice President, Utility
Operations of Berkshire Gas, consisted of base salary, and director's and trustee's fees as to Mr. Robinson. In its annual review and in setting compensation for the President and Chief Executive Officer and other executives, the Compensation Committee considered and gave weight to financial and operating results, earnings levels and return on common equity, development and implementation of short term and long term planning objectives, achievement of cost containment in the Company's operations, the state of relations between the Company and its customers, regulatory authorities and the public generally and the degree of achievement of individual and management goals established from time to time. In this regard, as in previous years, the Compensation Committee gave greater weight to the degree of achievement of earnings and common equity return objectives than to other goals, with appropriate consideration of the impact of variable weather conditions and the condition of the local economy upon the Company's earnings and common equity return during the fiscal year.

      The Compensation Committee, using information provided by independent sources, publicly available information concerning other public utilities similar in size to the Company and information from industry organizations, reviewed earnings levels and return on common equity realized by the Company on a comparative basis with other similar companies. The
Compensation Committee also reviewed information concerning executive compensation paid by other gas distribution companies in Massachusetts and the New England area.

      Berkshire Gas adopted some years ago, and the Company's Compensation
Committee continues to review periodically, with the assistance of Company personnel and outside consultants as necessary, salary ranges for each executive officer, including the President and Chief Executive Officer, of the Company. In determining salary ranges, reference is made in part to information concerning salaries paid by other regional utility companies.
The Compensation Committee established what it believed to be an appropriate compensation level for each executive within the salary range by reference to an assessment of each executive's responsibilities and job performance and the factors set forth above.

      Berkshire Gas adopted, in 1994, a corporate Incentive Compensation
Plan ("ICP") as part of an ongoing review of executive compensation, in order to provide a discretionary and variable component of overall compensation that will acknowledge exceptional service and achievement, and at the same time will encourage continuing improvement in the Company's performance, promote the interests of the Company's shareholders and Berkshire Gas ratepayers by incorporating criteria of financial performance and comparative measures of operating performance, and reinforce a sense of commitment to the achievement of longer term objectives by the achievement of short-term goals.

      The ICP is administered by the Committee, subject to Board approval, and provides that awards shall be made only for a year in which the Company's earnings exceed dividend payout (except for any awards made at the Board's discretion, which awards are limited to 25% of the maximum ICP award). Annual awards under the ICP, if any, are to be made as a percentage of base salary and can range from a low of 2.5% to a maximum of 35%, depending upon the degree to which performance measures established by the Committee are met or exceeded. During the fiscal year ended June 30, 1999, the Company's earnings exceeded dividend payout and the Board approved awards under the ICP based upon its discretionary authority and upon the Company's performance with respect to shareholder return during such fiscal year. The awards made for the fiscal year ended June 30, 1999 were included in the Company's operating expenses for such fiscal year and are reflected in the Summary Compensation Table at page 7 above in the "Bonus" column.

                         THE COMPENSATION COMMITTEE
                             Paul L. Gioia, Chairman
                             James R. Keys
                             Robert B. Trask

      Performance Graph. The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested on June 30, 1994 in each of (i) the Company's Common
Shares, (ii) the Nasdaq Stock Market - U.S. Index, and (iii) a peer group consisting of 34 companies within the Company's Standard Industrial
Classification Code (SIC), the "Peer Group".

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                      AMONG BERKSHIRE ENERGY RESOURCES,
             THE NASDAQ STOCK MARKET-(US) INDEX AND A PEER GROUP

                                        Cumulative Total Return
                              --------------------------------------------
                              6/94    6/95    6/96    6/97    6/98    6/99
                              ----    ----    ----    ----    ----    ----
Berkshire Energy Resources     100      96     105     118     180     184
Peer Group                     100     108     134     157     177     185
Nasdaq Stock Market-US         100     133     171     208     274     393

--------------------
*     $100 invested on 06/30/94 in stock or index-including reinvestment of dividends. Fiscal Year Ending June 30.
+     Total return for the Company prior to December 31, 1998 reflects the performance of Berkshire Gas.

                  RATIFICATION OF THE SELECTION OF AUDITORS
                              (PROPOSAL NO. 2)

      There will be submitted to the Annual Meeting a proposal to ratify the action of the Board of Trustees in selecting the firm of Deloitte &
Touche LLP, Independent Certified Public Accountants, as auditors for the
Company for the fiscal year ending June 30, 2000. In the event of non-ratification, the Board of Trustees would reconsider its selection.

      Representatives of Deloitte & Touche LLP, which has served as principal accountant for the Company and Berkshire Gas during the past fiscal year, are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

                                OTHER MATTERS

      As of the date hereof, the Board of Trustees has not been informed of any matters to be presented for action at the Annual Meeting other than those listed in the Notice of Annual Meeting and referred to herein. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons named therein.

              PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY.

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
YEAR ENDED JUNE 30, 1999, WHICH HAS BEEN FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF
THE COMPANY UPON WRITTEN REQUEST ADDRESSED TO: SECRETARY, BERKSHIRE ENERGY
RESOURCES, 115 CHESHIRE ROAD, PITTSFIELD, MASSACHUSETTS 01201-1879.


                                       By Order of the Board of Trustees,




                                       CHERYL M. CLARK
                                       Secretary

[X]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

BERKSHIRE ENERGY RESOURCES

CONTROL NUMBER:


Proposal No. 1
To elect two (2) trustees

                                    For all                 For All
                                    Nominees   Withhold     Except
           James R. Keys              [ ]        [ ]          [ ]
         Robert B. Trask


If you do not wish your shares voted "For" any particular nominee, mark the "For All Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.

Proposal No. 2
To ratify the selection by the Board of Trustees of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending June 30, 2000.

                                    For        Against      Abstain
                                      [ ]        [ ]          [ ]

To act upon such other matters as may properly come before the meeting.

Mark box at right if an address change of comment has been noted on the
reverse side of this card.                                    [ ]

                                                   ----------------------
Please be sure to sign and date this Proxy.   |  Date                    |
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|                                                                        |
|                                                                        |
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 -------Shareholder sign here--------------------Co-owner sign here------|


Detach Card                                               Detach Card

                         BERKSHIRE ENERGY RESOURCES
                             Common Share Proxy


Dear Shareholder,

Please take note of the important information enclosed with this Proxy
Card. The Proposals require your immediate attention and approval and are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be recelved prior to the Annual Meeting of Shareholders, November 4, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


BERKSHIRE ENERGY RESOURCES

Common Share Proxy

The undersigned, revoking any previous instructions, hereby acknowledges receipt of the Notice and Proxy Statement dated October 1, 1999, in connection with the Annual Meeting mentioned hereon and appoints Franklin
M. Hundley, Scott S. Robinson and John W. Bond as Proxies, each with the power to act alone and to appoint his substitute and authorizes them to represent and to vote, as indicated on the reverse side hereof, all of the Common Shares of Berkshire Energy Resources held of record by the undersigned on September 24, 1999, at the Annual Meeting of Shareholders to be held on November 4, 1999, and any adjournments or postponements thereof.

This Proxy is solicited on behalf of the Board of Trustees. When this Proxy is properly executed, the shares represented hereby will be voted as specified by the Shareholder on the reverse side hereof. If no specification is made, such shares will be voted "FOR" the nominees named herein and "FOR" each of the Proposals.

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PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE.
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Please sign this Proxy exactly as your name(s) appears(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

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